As filed with the Securities and Exchange Commission on October 30, 2020
Registration No. 333- _____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware	77- 0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

675 Creekside Way
Campbell, CA 95008
(408) 727-1885
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan
_______________________________
(Full Title of the Plan)

Matt Zinn
Senior Vice President, General Counsel, Secretary, & Chief Privacy Officer
8x8, Inc.
675 Creekside Way
Campbell, CA 95008
___________________________
(Name and Address of Agent For Service)
(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging Growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
Issued under the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan	3,000,000	$16.47	$49,410,000	$5,390.63

TOTAL:	3,000,000	$16.47	$49,410,000	$5,390.63
(1)    In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2)    Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The computation is based upon 85% of the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange on October 26, 2020.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards under the above named plan are granted, exercised and/or distributed.

A/75573798.5

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by 8x8. Inc. (the “Registrant”) to register an additional 3,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) issuable to eligible individuals under the Registrant’s Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) pursuant to amendments to the Plan approved by the stockholders of the Registrant on August 10, 2020. This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement also incorporates by reference the Registrant's registration statements on Form S-8 relating to (a) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 9, 1997 (File No. 333-30943), (b) 70,560 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 20, 1998 (File No. 333-50519), (c) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 30, 2001 (File No. 333-66296), (d) 648,984 shares of Common Stock registered on the Registrant's Form S-8 filed on July 30, 2001 (File No. 333-15627, (e) 416,589 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 10, 2002 (File No. 333-90172), (f) 189,575 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 30, 2004 (File No. 333-118642), (g) 43,220 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 1, 2005 (File No. 333-126337), (h) 118,535 shares of Common Stock registered on the Registrant’s Form S-8 filed on September 26, 2006 (File No. 333-137599), (i) 707,387 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 19, 2013 (File No. 333-189452), (j) 282,062 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 27, 2014 (File No. 333-196275), (k) 306,248 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 29, 2015 (File No. 333-204583), (l) 365,555 shares of Common Stock registered on the Registrant's Form S-8 filed on June 22, 2016 (File No. 333-212163), (m) 295,931 shares of Common Stock registered on the Registrant's Form S-8 filed on June 2, 2017 (File No. 333-218472), (n) 500,000 shares of Common Stock registered on the Registrant's Form S-8 filed on June 1, 2018 (File No. 333-225388), (o) 500,000 shares of Common Stock registered on the Registrant's Form S-8 filed on May 22, 2019 (File No. 333-231670, and (p) 500,000 shares of Common Stock registered on the Registrant's Form S-8 filed on May 21, 2020 (File No. 333-238572 (collectively the “Prior Registration Statements”).

Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:
1.    The registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 19, 2020, including the portions of the Registrant's proxy statement for the 2020 annual meting of stockholders, filed with the Commission on June 30, 2020, incorporated by reference Part III of the 202o Annual Report on Form 10-K;
2.    The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020, filed with the SEC on August 4, 2020, and September 30, 2020, filed with the SEC on October 29, 2020;

3.    The Registrant's Current Reports on Form 8-K filed with the SEC on June 9, 2020, June 10, 2020, July 16, 2020, and August 13, 2020;
4.    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2020; and
5.    The description of the registrant's capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 19, 2020.
In addition, all documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.
Item 8.    Exhibits.
Exhibit     Description
5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1 (1)    Amended and Restated 1996 Employee Stock Purchase Plan.
23.1    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2    Consent of Independent Registered Public Accounting Firm
24.1    Power of Attorney (included in signature pages to this registration statement)
_________________
(1)     Incorporated by reference to Exhibit 10.4 to the registrant's Form 10-Q filed October 29, 2020 (File No. 001-38312).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on the 30th day of October 2020.
8x8, Inc.
By: /s/ Samuel Wilson
Samuel Wilson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vikram Verma and Samuel Wilson, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIKRAM VERMA	Chief Executive Officer and Director	October 30, 2020
Vikram Verma	(Principal Executive Officer)

/s/ SAMUEL WILSON	Chief Financial Officer	October 30, 2020
Samuel Wilson	(Principal Financial and Accounting Officer)

/s/ BRYAN MARTIN	Chairman, Director and Chief Technology Officer	October 30, 2020
Bryan Martin

/s/ ERIC SALZMAN	Director	October 30, 2020
Eric Salzman

/s/ TODD FORD	Director	October 30, 2020
Todd Ford

/s/ JASWINDER PAL SINGH	Director	October 30, 2020
Jaswinder Pal Singh

/s/ VLADIMIR JACIMOVIC	Director	October 30, 2020
Vladimir Jacimovic

/s/ MONIQUE BONNER	Director	October 30, 2020
Monique Bonner

/s/ ELIZABETH THEOPHILLE	Director	October 30, 2020
Elizabeth Theophille

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